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                                                             Exhibit 10(c)(xiii)

                   DEFERRED COMPENSATION PLAN FOR DIRECTORS
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Section 1.  Effective Date.  The effective date of the Plan is July 1, 1982.
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Section 2.  Eligibility.  Any Director of H. J. Heinz Company (the "Company")
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who is not an officer or employee of the Company or a subsidiary of the Company is eligible to participate in the Plan.

Section 3.  Deferred Compensation Account.  There shall be established for each
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participant who so elects a deferred compensation account ("Account").

Section 4.  Amount of Deferral.  A participant may elect to defer receipt of all
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or a specified part of the compensation otherwise payable to the participant for serving on the Board of Directors or committees of the Board of Directors of the Company. Deferred compensation will be credited to the participant's Account on the date such compensation would otherwise be payable.

Section 5.  Time of Election of Deferral.  An election to defer compensation
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shall be effective when made, as to any compensation not then earned.  An election shall continue until the Company is notified in writing that the participant wishes to revoke such election with respect to compensation for services rendered subsequent to such notification.

Section 6.  Interest.  The Company shall be obligated to pay interest on the
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amount of a participant's Account.  Interest shall accrue on additions to an
Account as of the first day of the month following the month in which such addition is made. Interest earned for a year shall be added to the Account on the last day of the Company's fiscal year and shall thereafter be part of the Account for all purposes of this Plan. The rate of interest in effect for a fiscal year shall be equal to the prime rate at Mellon Bank, N.A., Pittsburgh, Pennsylvania, on the last day of the preceding fiscal year.

Section 7.  Manner of Electing Deferral.  A participant shall elect to defer
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compensation by giving written notice to the Company on a form provided by the
Company prior to the time such compensation is earned.  The notice shall include
(1) the amount to be deferred; (2) an election of either a lump sum payment or the number of annual installments (not to exceed 20) for the payment of the Account balance; and (3) the date of the lump sum payment or the first installment payment.

Elections under this Section shall be irrevocable. Provided, however, that upon proper showing of financial hardship, the Executive Committee of the Company's Board of Directors may, in its sole discretion, reduce the payment period.
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Section 8.  Payment of Account Balance.  Payment of the participant's Account
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shall be made (or shall begin, in the case of an installment payout) within 30 days of the date specified in the participant's deferral election.

If a participant elects an installment payout, each installment payment except the last one shall be the amount determined by dividing the Account balance (not including accrued but not credited interest) on the date installment payments begin by the number of installments elected. The last payment shall be the amount necessary to reduce the Account balance to zero (including accrued but not credited interest).

If an Account balance exists on a participant's death, the amount plus interest to the date of death shall be paid to the beneficiary last designated by the participant or, if no beneficiary has been designated, such amount shall be paid to the participant's estate.

Section 9.  Participant's Rights Unsecured and Unfunded.  The right of any
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participant to receive future payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. The amounts credited to a participant under the Plan shall not be funded in any manner prior to payment of such amounts becoming due.

Section 10.  Statement of Account.  Statements will be sent to each participant
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during May of each year as to the value of his Account as of the end of the preceding fiscal year.

Section 11.  Assignability.  The right to receive payments hereunder shall not
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be transferable or assignable by a participant nor subject to the claims of the participant's creditors.

Section 12.  Amendment.  This Plan may at any time or from time to time be
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amended, modified or terminated by the Board of Directors or the Executive
Committee of the Board of Directors of the Company. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant under this Plan with respect to the then current balance of his Account.

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